EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

ENDORSEMENT APPLICABLE TO THE NON-QUALIFIED

[INCOME EDGE SERIES] PAYMENT PROGRAMS

All provisions of the Non-Qualified [Income Edge Series] Payment Programs including [Income Edge], [Income Edge Early Retirement Option] and [Income Edge Beneficiary Advantage] (“[Income Edge Series]”) are subject to the terms and conditions contained in the “Endorsement Applicable to Non-Qualified Contracts” unless otherwise specified herein.

The terms and conditions of this Endorsement become applicable on the respective [Income Edge Series] “Effective Date” or “Payment Start Date”, as applicable and as defined below in Section 7.09A, 7.10A or 7.11A, whichever is applicable, if you elect payments under any of the [Income Edge Series] Payment Programs.

In this Endorsement, “we”, “our” and “us” mean Equitable Financial Life Insurance Company of America and “you” and “your” mean the Owner or the “Applicable Individual” as such term is described in Section 7.09C of this Endorsement, whichever is applicable.

Where any of the terms and conditions of Section 7.09, 7.10 or 7.11 modify a provision of the Contract under the “Endorsement Applicable to Non-Qualified Contracts,” we so indicate below.

This Endorsement is effective upon your Contract Date.

2021NQPP-IE-Z	1

SECTION 7.09    THE [INCOME EDGE] PAYMENT PROGRAM (“[INCOME EDGE]”)

The election of [Income Edge] as described below in Section 7.09 constitutes an alternate annuity benefit under “other form of benefit payment we offer” in Section 7.01 of the Contract. Payments under [Income Edge] will vary based on your Annuity Account Value as determined on the [Income Edge] Effective Date and each [Income Edge] Anniversary Date, as described in Section 7.09E below and any withdrawals you make under the Contract.

The following sections are added to the end of Part VII, ANNUITY BENEFITS, of your Contract:

SECTION 7.09:    [INCOME EDGE] - Overview

If you elect [Income Edge] described herein, we will make payments based on 1) the amount applied and 2) the payment period and frequency requested according to the formula described below in Section 7.09E. When you elect [Income Edge], you must meet the age and Annuity Account Value requirements described below. The Annuity Account Value will be depleted by the end of the payment period described below in Section 7.09D. This payment program is a form of annuity payout which is non-life contingent and provides you the right to make withdrawals in addition to the [Income Edge] scheduled payments which are variable and not guaranteed.

7.09A:     Definitions Applicable to [Income Edge]

[Income Edge] Effective Date: “[Income Edge] Effective Date” means the Transaction Date on which we receive your election to begin payments under [Income Edge].

[Income Edge] Payment Start Date: “[Income Edge] Payment Start Date” means the first date a payment is processed under [Income Edge].

Annual Payout Period: “Annual Payout Period” means the twelve month period beginning on the [Income Edge] Effective Date and each twelve month period thereafter.

[Income Edge] Anniversary Date: “[Income Edge] Anniversary Date” means the last day of the Annual Payout Period. For purposes of any transaction provided under the terms and conditions of this Endorsement which occurs on an [Income Edge] Anniversary Date, if the [Income Edge] Anniversary Date is on a non-Business Day, then the Transaction Date for such transaction will be the Business Day immediately preceding the [Income Edge] Anniversary Date.

7.09B:    Minimum Annuity Account Value to be Applied to [Income Edge]: The minimum Annuity Account Value to be applied to [Income Edge] is [$35,000.00] on the [Income Edge] Effective Date. The minimum payment for monthly and quarterly frequencies in the first Annual Payout Period is [$250.00]. In order to elect [Income Edge], on the [Income Edge] Effective Date, your Annuity Account Value must be greater than your “Cost Basis” according to our records. “Cost Basis” refers to your initial amount applied to purchase the Contract or, in the case of a Contract purchased in a 1035 exchange, the amount carried over from the predecessor contract (as reported to us by the previous insurance carrier) plus or minus any subsequent adjustments. Your cost basis is also referred to as your “investment in the Contract.”

7.09C:    Choices of [Income Edge] Payout: The choices of the [Income Edge] Payment Program are (1) Single Election and (2) Joint Election. We use an Applicable Individual’s age only to determine the maximum [Income Edge] payment period as of the [Income Edge] Effective Date. The [Income Edge] payout is non-life contingent.

2021NQPP-IE-Z	2

7.09C(1): Single Election means the payment period is determined by the age of one person referred herein to as the “Applicable Individual.” On the [Income Edge] Effective Date, the Applicable Individual must be at least age 59 1⁄2 but not older than age [85]. If your Contract is jointly owned and you choose a Single Election, the other Owner is not subject to these age requirements.

7.09C(2): Joint Election means the payment period is determined by the age of the younger of two individuals referred to here as the “Applicable Individuals.” On the [Income Edge] Effective Date, both individuals must be at least age 59 1⁄2 and neither may be older than age [85].

If you wish to make a Joint Election and your Contract has one individual Owner or is a Non-Natural Owner Contract with a single Annuitant, you may add an individual to the Contract as shown in Attachment A, provided that the individual meets the age requirements in the previous paragraph. The individual added need not be your spouse. This provision amends Section 1.15A of the Endorsement Applicable to Non-Qualified Contracts.

7.09D:    Determining the Payment Period for the [Income Edge] Payment Program

The maximum payment period under [Income Edge] will vary based on your payment choice election as follows.

Single Election: If you make a Single Election, the maximum payment period for your Contract is Age [95] minus the age of the Applicable Individual (payment period = [95] – age).

Joint Election: If you make a Joint Election, the maximum payment period for your Contract is Age [100] minus the age of the Applicable Individual (payment period = [100] – age).

A shorter payment period may be elected for either option, however, the payment period elected may not be less than [15] years. If, due to your age, your payment period would be less than [15] years, you must elect the maximum payment period.

7.09E:    Determining the Payment Amount for [Income Edge]

If a Charge for Taxes applies in your jurisdiction as described in Section 8.06 of the Contract, such amount will be deducted before determining you initial payment amount.

The payment period is first determined on the [Income Edge] Effective Date. On the first day of each subsequent Annual Payout Period, the remaining payment period is reduced by 1.

2021NQPP-IE-Z	3

The formula for determining the payment amount in each Annual Payout Period is as follows:

Annuity Account Value as of the [Income Edge] Effective Date and subsequently on each [Income Edge] Anniversary Date	=	Payment Amount for the Annual Payout Period
Payment Period as of the [Income Edge] Effective Date minus number of years elapsed since the [Income Edge] Effective Date*

*	Note that the denominator cannot be less than 1.

The payment amount for the Annual Payout Period is divided by the number of modal payments depending on which payment frequency is elected. Payments may begin on the [Income Edge] Effective Date or any subsequent date that is no more than one payment mode later. Subsequent payments will be on the same day of the month as the initial payment. If such day is not a Business Day, payment will be made on the following Business Day.

If the [Income Edge] Anniversary Date is on a non-Business Day, then the [Income Edge] scheduled payment is determined by your Annuity Account Value on the immediately preceding Business Day.

If on any scheduled payment date, the Annuity Account Value is less than or equal to the scheduled payment amount, the Annuity Account Value will be paid and the Contract will terminate. In the last Annual Payout Period, if the Annuity Account Value on the last scheduled payment date is more than the scheduled payment amount, the remaining Annuity Account Value will be paid. This provision supersedes any Termination Provision to the contrary.

7.09F:    Terms and Conditions of the [Income Edge]

1)

Once payments begin, they may not be terminated until your Annuity Account Value falls to zero. On and after the [Income Edge] Effective Date, no traditional or alternate form of annuity benefit described in Part VII may be elected. Once you elect [Income Edge], you may not assign or change ownership of this Contract. This provision modifies Section 9.06 of the Contract.

2)

Payments will be processed on a pro-rata basis from your Annuity Account Value in the Variable Investment Options. If there is insufficient value or no value in the Variable Investment Options, any additional amount required or the total amount of the payment, as applicable, will be processed from the Dollar Cost Averaging Account. [If there is insufficient value or no value in the Dollar Cost Averaging Account, any additional amount required or the total amount of the payment, as applicable, will be processed from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value or no value in the Segment Type Holding Accounts, any additional amount required or the total amount of the payment, as applicable, will be processed from the Segments on a pro-rata basis.]

3)	Contributions are not permitted beginning on the [Income Edge] Effective Date. (See Section 3.01. of the Contract.)

4)	You may take withdrawals in addition to scheduled payments under [Income Edge] from your Contract during the payment period. (See Section 5.01 of the Contract.)

5)	You may commute this Contract for its Cash Value once payments begin. (See Section 5.02 of the Contract.)

6)	[[Income Edge] payments are not subject to Withdrawal Charges. Such payments do not reduce Contributions in the Contract that are subject to Withdrawal Charges. (See Section 8.01 of the Contract.)

2021NQPP-IE-Z	4

7)	[Income Edge] payments reduce your Free Withdrawal Amount. (See Section 8.01 of the Contract.)]

7.09G:    Payment Upon Death Under the [Income Edge] Payment Program

This Section of this Endorsement modifies Part VI, “Payment Upon Death” of the Endorsement Applicable to Non-Qualified Contracts as follows:

After the [Income Edge] Effective Date, the following terms and conditions are applicable under your Contract:

1)

Under a Joint Election [Income Edge], the surviving Joint Owner, successor Owner or Joint Annuitant, as applicable, is the Beneficiary and supersedes any inconsistent Beneficiary designation. The Joint Owner, successor Owner or Joint Annuitant, as applicable, will be treated as the designated Beneficiary.

2)

If you add a Joint Annuitant or successor Owner under the Contract as of the [Income Edge] Effective Date and you die on or before the [Income Edge] Payment Start Date, the Joint Annuitant or successor Owner, as applicable, supersedes any inconsistent Beneficiary designation and will be treated as the designated Beneficiary. (See Section 6.01 of the Contract.) The Joint Annuitant or successor Owner, as applicable, has no ownership rights while the Owner is alive. If the Joint Annuitant or successor Owner, as applicable, is not your spouse and you die before the [Income Edge] Payment Start Date, then we will make payments in accordance with Part VI of the “Endorsement Applicable to Non-Qualified Contracts” instead of the provisions of this subsection.

3)	Spousal Continuation and the Beneficiary Continuation Option are not eligible Death Benefit options under [Income Edge].

4)

After the death of the Applicable Individual, [Income Edge] scheduled payments will continue to the Beneficiary at least as rapidly as before and the Annuity Account Value must be depleted by the end of the payment period that was established on the [Income Edge] Effective Date.

5)

The Beneficiary may elect alternatively to withdraw amounts under the Contract in a lump sum and commute [Income Edge]. The commuted value will equal the Annuity Account Value on the Payment Transaction Date described in Section 6.02 of the Contract.

6)

Where you have named multiple Beneficiaries, the Annuity Account Value on the first Beneficiary Transaction Date will be divided into shares described in Section 6.01 of the Contract. The proportionate shares of payments will continue to be made to each Beneficiary for the remaining payment period; however, each Beneficiary is eligible to commute the Beneficiary’s share of the [Income Edge] and receive instead a share of the Annuity Account Value in a lump sum. The [Income Edge] Effective Date remains the same for each Beneficiary electing to continue [Income Edge].

7)	Payments under [Income Edge] may continue to Successor Beneficiaries until the Annuity Account Value falls to zero including through lump sum commutation described above.

2021NQPP-IE-Z	5

SECTION 7.10    THE [INCOME EDGE EARLY RETIREMENT OPTION PAYMENT PROGRAM (“[INCOME EDGE ERO]”)

The election of [Income Edge ERO] as described below in Section 7.10 constitutes an alternate annuity benefit under “other form of benefit payment we offer” in Section 7.01 of the Contract. Payments under [Income Edge ERO] will vary based on your Annuity Account Value as determined on the [Income Edge ERO] Effective Date and each [Income Edge ERO] Anniversary Date, as defined in Section 7.10A below and any withdrawals you make under the Contract.

The following sections are added to the end of Part VII, ANNUITY BENEFITS, of your Contract:

SECTION 7.10:    [INCOME EDGE ERO] - Overview

If you elect [Income Edge ERO] described herein, we will make payments based on 1) the amount applied and 2) the payment period and frequency requested according to the life expectancy factor described in Section 7.10B. You may only elect the [Income Edge ERO] prior to your attainment of age 59 1⁄2 for purposes of satisfying the requirements of Section 72(q) of the Code pertaining to “substantially equal periodic payments.”

When you elect [Income Edge ERO], 1) the Contract must meet the requirements described in Section 7.09B and 2) the conditions described in Section 7.09F of this Endorsement apply. References to [“Income Edge”] in Section 7.09B and 7.09F for purposes of this Section 7.10 are replaced with [“Income Edge ERO”].

The Annuity Account Value will be depleted by the end of the payment period described below in Section 7.10B. This payment program is a form of annuity payout which is non-life contingent and provides you the right to make withdrawals in addition to the [Income Edge ERO] scheduled payments which are variable and not guaranteed.

If you elect [Income Edge ERO], in order for us to honor your election, we must have on file the cost basis information required to calculate and report income amounts with respect to scheduled [Income Edge ERO] payments before your attainment of age 59 1⁄2 . If we cannot honor your request because of a failure to meet to meet this requirement, your election will be cancelled with the option of electing our [Income Edge] Payment Program described in Section 7.09 of this Endorsement.

You may not elect [Income Edge ERO] prior to age 59 1⁄2 if your Contract is owned by a Non-Natural Owner. Joint Owners may not elect [Income Edge] described in Section 7.09 of this Endorsement prior to both Owners’ attainment of age 59 1⁄2.

2021NQPP-IE-Z	6

7.10A:    Definitions Applicable to [Income Edge ERO]

[Income Edge ERO] Effective Date: “[Income Edge ERO] Effective Date” means the Transaction Date on which we receive your election to begin payments under [Income Edge ERO].

[Income Edge ERO] Payment Start Date: “[Income Edge ERO] Payment Start Date” means the first date a payment is processed under [Income Edge ERO].

Annual Payout Period: “Annual Payout Period” means the twelve month period beginning on the [Income Edge ERO] Effective Date and each twelve month period thereafter.

[Income Edge ERO] Anniversary Date: “[Income Edge ERO] Anniversary Date” means the last day of the Annual Payout Period. For purposes of any transaction provided under the terms and conditions of this Endorsement which occurs on an [Income Edge ERO] Anniversary Date, if the [Income Edge ERO] Anniversary Date is on a non-Business Day, then the Transaction Date for such transaction will be the Business Day immediately preceding the [Income Edge ERO] Anniversary Date.

SECTION 7.10B:    Calculation of Amount of Annuity Benefit Under the [Income Edge ERO]

If a Charge for Taxes applies in your jurisdiction as described in Section 8.06 of this Contract, such amount will be deducted before determining your initial scheduled [Income Edge ERO] payment.

The amount of the initial scheduled [Income Edge ERO] payment is determined by dividing your Annuity Account Value as of the [Income Edge ERO] Effective Date by a divisor representing your initial life expectancy period as shown in Attachment B. For purposes of calculating your scheduled [Income Edge ERO] payments, we round the numbers in Attachment B down to the whole number based on your age as of the [Income Edge ERO] Effective Date. Each subsequent annual scheduled [Income Edge ERO] payment is determined by dividing your remaining Annuity Account Value as of the Income Edge Anniversary Date by your remaining life expectancy. On the first day of each subsequent Annual Payout Period, the remaining payment period is reduced by 1. For purposes of this Endorsement, this is the “[Income Edge ERO] Payment Period.”

If the [Income Edge ERO] Anniversary Date is on a non-Business Day, then the [Income Edge ERO] scheduled payment is determined by your Annuity Account Value on the immediately preceding Business Day.

2021NQPP-IE-Z	7

7.10C:    Payment Upon Death Under the [Income Edge ERO] Payment Program

This Section of this Endorsement modifies Part VI, “Payment Upon Death” of the Endorsement Applicable to Non-Qualified Contracts as follows:

After the [Income Edge ERO] Effective Date, the following terms and conditions are applicable under your Contract:

1)	Spousal Continuation and the Beneficiary Continuation Option are not eligible Death Benefit options under [Income Edge ERO].

2)

After your death, [Income Edge ERO] scheduled payments will continue to the Beneficiary at least as rapidly as before and the Annuity Account Value must be depleted by the end of the [Income Edge ERO] Payment Period that was established on the [Income Edge ERO] Effective Date.

3)

The Beneficiary may elect alternatively to withdraw amounts under the Contract in a lump sum and commute [Income Edge ERO]. The commuted value will equal the Annuity Account Value on the Payment Transaction Date described in Section 6.02 of the Contract.

4)

Where you have named multiple Beneficiaries, the Annuity Account Value on the first Beneficiary Transaction Date will be divided into shares described in Section 6.01 of the Contract. The proportionate shares of payments will continue to be made to each Beneficiary for the remaining [Income Edge ERO] Payment Period; however, each Beneficiary is eligible to commute the Beneficiary’s share of the [Income Edge ERO] and receive instead a share of the Annuity Account Value in a lump sum. The [Income Edge ERO] Effective Date remains the same for each Beneficiary electing to continue [Income Edge ERO].

5)	Payments under [Income Edge ERO] may continue to Successor Beneficiaries until the Annuity Account Value falls to zero including through lump sum commutation described above.

2021NQPP-IE-Z	8

SECTION 7.11    [INCOME EDGE BENEFICIARY ADVANTAGE] PAYMENT PROGRAM (“[INCOME EDGE BA)]”)

Pursuant to Part VI (“Payment Upon Death”), [Income Edge BA] is an alternate form of Death Benefit payable to your Beneficiary under the Contract. Joint Owners may not elect [Income Edge BA].

The election of [Income Edge BA] as described below in this Section 7.11 by your Beneficiary after your death and prior to commencement of [Income Edge BA] Payments to you constitutes an alternate post-death annuity benefit under “other form of benefit payment we offer” in Section 7.01 of the Contract.

Death Benefit payments under [Income Edge BA] will vary based on your Annuity Account Value as determined on the [Income Edge BA] Payment Start Date and each [Income Edge BA] Anniversary Date, as defined in Section 7.11A below and any withdrawals your Beneficiary makes under the Contract.

The following sections are added to the end of Part VII, ANNUITY BENEFITS, of your Contract:

SECTION 7.11:    [INCOME EDGE BA] - Overview

Section 72(s) of the Code requires that where any holder of an annuity contract dies before the annuity starting date, the entire interest in the annuity contract must be distributed within the timeframe, and in the manner, described in that Section. This [Income Edge BA] is not intended to effect the general rule described in Section 72(s)(1)(B) of the Code, that the entire interest in the contract must be distributed within five years after the holder’s death. This [Income Edge BA] is intended to effect the rule described in Section 72(s)(2)(B) of the Code, that an individual designated as the beneficiary to receive the interest in the nonqualified deferred annuity contract after the holder’s death may take distribution of this interest over a period not extending beyond the life expectancy of the individual beneficiary. These payments must begin within one year after the holder’s death.

If your Beneficiary elects [Income Edge BA] described herein, we will make payments based on 1) the amount applied and 2) the payment period and frequency requested according to the life expectancy factor described in Section 7.11C. Your Beneficiary may elect before payments start to take payments over a period certain less than his/her life expectancy but no less than [fifteen] years. Your designated Beneficiary may not be a non-natural entity for purposes of electing [Income Edge BA].

For us to honor your Beneficiary’s election of [Income Edge BA], 1) the requirements described in Section 7.09B must be met and 2) the conditions described in Section 7.09F of this Endorsement apply. References to [“Income Edge”] in Sections 7.09B and 7.09F for purposes of this Section 7.11 are replaced with [“Income Edge BA”].

Your Death Benefit will be depleted by your Beneficiary by the end of the payment period described below in Section 7.11C. This payment program is a form of annuity payout which is non-life contingent and provides your Beneficiary the right to make withdrawals in addition to the [Income Edge BA] scheduled payments which are variable and not guaranteed.

2021NQPP-IE-Z	9

7.11A:    Definitions Applicable to [Income Edge BA]

Required Payments Under Section 72(S)(2)(B): “Required Payments Under Section 72(s)(2)(B)” means the post-death payments required when the holder of a nonqualified deferred annuity contract dies before the annuity starting date under such contract and the individual death beneficiary under such contract elects to take distribution of his/her interest over a period not extending beyond the life expectancy of such beneficiary.

[Income Edge BA] Required Payment Start Date: “[Income Edge BA] Required Payment Start Date” means the date Required Payments Under Section 72(s)(2)(B) must begin, which can be no later than the date which is one (1) year after your date of death.

[Income Edge BA] Payment Start Date: “[Income Edge BA] Payment Start Date” means the first date a payment is processed under [Income Edge BA].

Annual Payout Period: “Annual Payout Period” means the twelve month period beginning on the [Income Edge BA] Payment Start Date and each twelve month period thereafter.

[Income Edge BA] Anniversary Date: “[Income Edge BA] Anniversary Date” means the last day of the Annual Payout Period. For purposes of any transaction provided under the terms and conditions of this Endorsement which occurs on an [Income Edge BA] Anniversary Date, if the [Income Edge BA] Anniversary Date is on a non-Business Day, then the Transaction Date for such transaction will be the Business Day immediately preceding the [Income Edge BA] Anniversary Date.

7.11B:    Manner of Payment of Annuity Benefit Under this Endorsement

Your Beneficiary’s interest in this Contract must be distributed, starting on the [Income Edge BA] Required Payment Start Date over your Beneficiary’s remaining life expectancy period, with such life expectancy determined as described in Section 7.11C. Your Beneficiary may elect before payments start to take payments over a period certain less than his/her life expectancy but no less than [fifteen] years.

Your Beneficiary may elect to begin receiving Required Payments under Section 72(s)(2)(B) earlier than the [Income Edge BA] Required Payment Start Date on a form we provide for this purpose If your Beneficiary has elected the [Income Edge BA] Payment Program, the required information described in 7.09B must be met and on file with us before the requested [Income Edge BA] Payment Start Date. If we cannot honor the requested [Income Edge BA] Payment Start Date election because we have not received any cost basis information within [three months] of the [Income Edge BA] Required Payment Start Date, we will begin payments to your Beneficiary as described under the NQ Beneficiary Continuation Option in your “Endorsement Applicable to Non-Qualified Contracts,” no later than the [Income Edge BA] Required Payment Start Date.

If your Beneficiary dies before the entire interest in this Contract has been fully distributed, scheduled payments under this Contract will continue to the person your Beneficiary names as a Successor Beneficiary for the remaining period certain. Once Required Payments Under Section 72(s)(2)(B) begin, they must be made at least annually until this Contract is terminated.

2021NQPP-IE-Z	10

7.11C:    Calculation of Amount of Annuity Benefit Under the [Income Edge BA]

If a Charge for Taxes applies in your jurisdiction as described in Section 8.06 of this Contract, such amount will be deducted before determining the initial scheduled [Income Edge BA] payment.

The amount of the initial scheduled [Income Edge BA] payment is determined by dividing your Death Benefit as of the [Income Edge BA] Payment Start Date by a divisor representing your Beneficiary’s initial life expectancy period shown in Attachment C. For purposes of calculating your Beneficiary’s scheduled [Income Edge BA] payments, we round the numbers in Attachment C down to the whole number based on your Beneficiary’s age as of the first anniversary of your date of death. If payment begins in the calendar year of your date of death, we use your Beneficiary’s age as of your date of death. Your Beneficiary may elect before payments start to take payments over a period certain less than his/her life expectancy but no less than [fifteen] years. Each subsequent annual scheduled [Income Edge BA] payment is determined by dividing your Beneficiary’s remaining Death Benefit as of the [Income Edge BA] Anniversary Date by the remaining period certain. On the first day of each subsequent Annual Payout Period, the remaining payment period is reduced by 1. For purposes of this Endorsement, this is the “[Income Edge BA] Payment Period”.

If the [Income Edge BA] Anniversary Date is on a non-Business Day, then the Required Payment Under Section 72(S)(2)(B) is determined by your Annuity Account Value on the immediately preceding Business Day.

2021NQPP-IE-Z	11

7.11D:    Payment Upon Death Under the [Income Edge BA] Payment Program

After the [Income Edge BA] Payment Start Date, if your Beneficiary dies, the following terms and conditions are applicable:

1)	Spousal Continuation and the Beneficiary Continuation Option are not eligible Death Benefit options under [Income Edge BA].

2)

After the death of the Beneficiary, [Income Edge BA] scheduled payments will continue to the Successor Beneficiary at least as rapidly as before and the Death Benefit must be depleted by the end of the [Income Edge BA] Payment Period that was established on the [Income Edge BA] Payment Start Date.

3)

The Successor Beneficiary may elect alternatively to withdraw amounts under the Contract in a lump sum and commute [Income Edge BA]. The commuted value will equal the Death Benefit on the Payment Transaction Date described in Section 6.02 of the Contract.

4)

Where your Beneficiary has named multiple Successor Beneficiaries, the Death Benefit on the first Beneficiary Transaction Date will be divided into shares described in Section 6.01 of the Contract. The proportionate shares of payments will continue to be made to each Successor Beneficiary for the remaining [Income Edge BA] Payment Period; however, each Successor Beneficiary is eligible to commute the Successor Beneficiary’s share of the [Income Edge BA] and receive instead a share of the Death Benefit in a lump sum. The [Income Edge BA] Effective Date remains the same for each Successor Beneficiary electing to continue [Income Edge BA].

5)	Payments under [Income Edge BA] may continue to Successor Beneficiaries until the Death Benefit falls to zero including through lump sum commutation described above.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

[	[
Mark Pearson, Chief Executive Officer]	José Ramón González, Chief Legal Officer and Secretary]

2021NQPP-IE-Z	12

Attachment A

Contract Structure Upon the [Income Edge] Effective Date

(Applicable to Section 7.09 of this Endorsement)

This table shows your options for Contract restructuring when electing [Income Edge].

Depending on how the your Contract is structured at issue, the individuals used to determine the payout are as follows:

	Original Contract Structure	Contract structure after the [Income Edge] Effective Date
1.	Individual Owner / Individual Annuitant OR Individual Owner / Joint Annuitants

1)  Single Election = No change to the original Contract structure (Default payout)

A. The Applicable Individual is the Owner.

B. Maximum payment period is determined by the age of the Owner.

2)  Joint Election = Add a successor Owner (spouse or non-spouse) as part of the [Income Edge] election.

A. The successor Owner must be at least age 59 1⁄2 and not older than [85].

B. The maximum payment period is determined by the age of the younger of the Owner or successor Owner.

C. Joint Ownership rights cannot be given to the successor Owner. Any change of Owner to add a Joint Owner must be done as a separate transaction.

D. The successor Owner supersedes any Beneficiary designation.

2.	Either spousal or non-spousal: Joint Owners / Individual Annuitant OR Joint Owners / Joint Annuitants

1)  Single Election = No change to the original Contract structure.

A. The Owners must decide which of the two owners will be the Applicable Individual. The election will not be in good order if they elect a Single Election payout without designating the Applicable Individual.

2)  Joint Election = No change to the original Contract structure. (Default payout)

A. The Applicable Individual is the younger of the two Joint Owners.

B. Maximum payment period is determined by the age of the younger Owner.

2021NQPP-IE-Z	13

3.	Non-Natural Owner / Individual Annuitant

1)  Single Election = No change to the original Contract structure (Default payout)

A. The Applicable Individual is the Annuitant.

B. Maximum payment period is determined by the age of the Annuitant.

2)  Joint Election = Add a Joint Annuitant (spouse or non-spouse) as part of the [Income Edge] election.

A. The Joint Annuitant must be at least age 59 1⁄2 and not older than [85].

B. The maximum payment period is determined by the age of the younger of the two Joint Annuitants.

4.	Non-Natural Owner / Joint Annuitants

1)  Single Election = No change to the original Contract structure.

A. The owner must decide which of the two Annuitants will be the Applicable Individual. The election will not be in good order if a Single Election payout is elected without designating an Applicable Individual.

2)  Joint Election = No change to the original Contract structure. (Default payout)

A. The Applicable Individual is the younger of the two Joint Annuitants.

B. Maximum payment period is determined by the age of the Younger Annuitant.

5.

For Non-Natural Owner Contracts:

1)  Eligible Non-Natural Owners: The only Non-Natural Owner Contract eligible to elect this feature is an annuity contract held by a trust or other entity as a mere agent or nominee for an individual, for example, where the trustee’s ownership interest is nominal compared to the individual sole beneficiary, or the trustee has limited discretion and the individual sole beneficial owner effectively exercises all ownership rights.

2)  Ineligible Non-Natural Owners – The following Non-Natural Owner Contracts are not eligible to elect this feature:

A. Charitable Remainder Trusts (CRTs).

B. Annuity Contract held by a custodian account for the benefit of a minor under the Uniform Gifts or Transfers to Minors Act.

C. Annuity Contract held under a Plan described in Section 403 of the Internal Revenue Code.

D. Annuity Contract held by an employer until final payout of Annuity Contract resulting from an I.R.C. Section 401(a) qualified plan termination, under I.R.C. Section 72(u)(3)(D).

E. Any other Non-Natural Owner Contract not listed in the eligible section above.

2021NQPP-IE-Z	14

ATTACHMENT B*

Age	Life Expectancy	Age	Life Expectancy
[10	86.2	36	60.4
11	85.2	37	59.4
12	84.2	38	58.4
13	83.2	39	57.4
14	82.2	40	56.4
15	81.2	41	55.4
16	80.2	42	54.4
17	79.2	43	53.4
18	78.2	44	52.4
19	77.3	45	51.5
20	76.3	46	50.5
21	75.3	47	49.5
22	74.3	48	48.5
23	73.3	49	47.5
24	72.3	50	46.5
25	71.3	51	45.5
26	70.3	52	44.6
27	69.3	53	43.6
28	68.3	54	42.6
29	67.3	55	41.6
30	66.3	56	40.7
31	65.3	57	39.7
32	64.3	58	38.7
33	63.3	59	37.8]
34	62.3
35	61.4

*	See Section 7.10B “Calculation of Amount of Annuity Benefit Under the [Income Edge ERO]”

2021NQPP-IE-Z	15

ATTACHMENT C*

Age	Life Expectancy	Age	Life Expectancy	Age	Life Expectancy	Age	Life Expectancy
[0	82.4	28	55.3	56	28.7	84	8.1
1	81.6	29	54.3	57	27.9	85	7.6
2	80.6	30	53.3	58	27	86	7.1
3	79.7	31	52.4	59	26.1	87	6.7
4	78.7	32	51.4	60	25.2	88	6.3
5	77.7	33	50.4	61	24.4	89	5.9
6	76.7	34	49.4	62	23.5	90	5.5
7	75.8	35	48.5	63	22.7	91	5.2
8	74.8	36	47.5	64	21.8	92	4.9
9	73.8	37	46.5	65	21	93	4.6
10	72.8	38	45.6	66	20.2	94	4.3
11	71.8	39	44.6	67	19.4	95	4.1
12	70.8	40	43.6	68	18.6	96	3.8
13	69.9	41	42.7	69	17.8	97	3.6
14	68.9	42	41.7	70	17	98	3.4
15	67.9	43	40.7	71	16.3	99	3.1
16	66.9	44	39.8	72	15.5	100	2.9
17	66	45	38.8	73	14.8	101	2.7
18	65	46	37.9	74	14.1	102	2.5
19	64	47	37	75	13.4	103	2.3
20	63	48	36	76	12.7	104	2.1
21	62.1	49	35.1	77	12.1	105	1.9
22	61.1	50	34.2	78	11.4	106	1.7
23	60.1	51	33.3	79	10.8	107	1.5
24	59.1	52	32.3	80	10.2	108	1.4
25	58.2	53	31.4	81	9.7	109	1.2
26	57.2	54	30.5	82	9.1	110	1.1
27	56.2	55	29.6	83	8.6	111+	1 ]

*	See Section 7.11C “Calculation of Amount of Annuity Benefit Under the [Income Edge BA]”

2021NQPP-IE-Z	16